                      ANNUITY AND LIFE RE (HOLDINGS), LTD.
                                CUMBERLAND HOUSE
                               1 VICTORIA STREET
                            HAMILTON, HM 11, BERMUDA
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            ------------------------

TIME                  9:00 a.m. on Thursday, April 26, 2001

PLACE                 Elbow Beach Hotel
                      60 South Shore Road
                      Paget, PG 04, Bermuda

ITEMS OF BUSINESS     (1) To elect five directors to hold office as specified in the Proxy Statement.

                      (2) To appoint KPMG as independent accountants for the
                          Company for the current fiscal year.

                      (3) To act upon any other matters properly coming before
                          the meeting or any adjournment thereof.

RECORD DATE           The close of business on March 7, 2001 has been fixed as
                      the record date for the meeting. All shareholders of record at that time are entitled to notice of and are entitled to vote in person or by proxy at the Annual
                      Meeting of Shareholders and any adjournment or postponement thereof.

IMPORTANT             It is important that your shares be voted at this meeting.
                      Please MARK, SIGN, DATE and MAIL your proxy PROMPTLY in the return envelope provided, even if you plan to attend the meeting. If you attend the meeting, you may withdraw your proxy and vote your shares in person.

                                          By Order of the Board of Directors,

                                          WILLIAM W. ATKIN
                                          Senior Vice President and Secretary

March 29, 2001

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
VOTING AND REVOCABILITY OF PROXIES..........................    1
PROPOSAL ONE -- ELECTION OF DIRECTORS.......................    2
  Nominees for Director.....................................    2
  Information Concerning Meetings and Certain Committees....    4
  Compensation Committee Interlocks and Insider
     Participation..........................................    5
  Compensation of Directors.................................    5
PROPOSAL TWO -- APPOINTMENT OF AUDITORS.....................    6
PROPOSAL THREE -- OTHER MATTERS.............................    7
ADDITIONAL INFORMATION......................................    7
  Section 16(a) Beneficial Ownership Reporting Compliance...    7
  Executive Officers........................................    7
  Executive Compensation....................................    8
  Employment Contracts......................................    9
  Compensation Committee Report on Executive Compensation...    9
  Performance Graph.........................................   11
  Audit Committee Report....................................   12
  Principal Shareholders....................................   13
  Certain Relationships and Related Party Transactions......   15
  Proposals of Shareholders.................................   15
  Miscellaneous.............................................   15

                      ANNUITY AND LIFE RE (HOLDINGS), LTD.
                                CUMBERLAND HOUSE
                               1 VICTORIA STREET
                            HAMILTON, HM 11, BERMUDA
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                                                                  March 29, 2001

     The Annual Meeting of the Shareholders of Annuity and Life Re (Holdings), Ltd. (the "Company") will be held at the Elbow Beach Hotel, 60 South Shore Road, Paget, PG 04, Bermuda at 9:00 a.m. on April 26, 2001 (the "Annual Meeting"). We are mailing this Proxy Statement on or about March 29, 2001 to each holder of the Company's issued and outstanding common shares (the "Common Shares") entitled to vote at the meeting in order to furnish information relating to the business to be transacted at the meeting. We mailed our Annual Report to Shareholders for the fiscal year ended December 31, 2000, including financial statements, to shareholders with this Proxy Statement. We have included the Annual Report for informational purposes and not as a means of soliciting your proxy.

     We fixed the close of business on March 7, 2001 as the record date for the Annual Meeting (the "Record Date"). All shareholders of record at that time are entitled to notice of and are entitled to vote at the Annual Meeting and any adjournment or postponement thereof. On the Record Date, there were outstanding 25,499,999 Common Shares.

VOTING AND REVOCABILITY OF PROXIES

     We hope you will be present at the Annual Meeting. Whether or not you plan to attend, please complete, sign, date and return the enclosed proxy in the accompanying envelope so that your Common Shares will be represented. The envelope is addressed to the Company's transfer agent and requires no postage. If you receive more than one proxy card -- because you have multiple accounts -- you should sign and return all proxies received in order to be sure all of your Common Shares are voted.

     On each matter voted upon at the Annual Meeting and any adjournment or postponement thereof, each record holder of Common Shares will be entitled to one vote per share, except that with respect to the election of directors, the voting rights of two institutional shareholders of the Company are restricted. See "Certain Relationships and Related Party Transactions." In addition, certain provisions of the Company's Bye-Laws reduce the total voting power of any shareholder who is a "United States person" (as defined in the bye-laws) and who beneficially owns 10% or more of the Common Shares to less than 10% of the total voting power of the Company's capital stock. Similarly, the Company's Bye-Laws reduce the voting power of any shareholder who is not a "United States person" and who owns beneficially 17% or more of the Common Shares to less than 17% of the total voting power of the Company's capital stock.

     Directors are to be elected by a majority of the votes of the Common Shares present, in person or by proxy, at the Annual Meeting and entitled to vote. Approval of Proposal Two requires the affirmative vote of the holders of a majority of the Common Shares present, in person or by proxy, at the Annual Meeting and entitled to vote. If you mark your proxy as "Withhold Authority" or "Abstain" on any matter, or if you give specific instructions that no vote be cast on any specific matter (a "Specified Non-Vote"), the shares represented by your proxy will not be voted on such matter but will count in determining whether a quorum is present.

     You may vote your shares at the Annual Meeting in person or by proxy. All valid proxies received before the Annual Meeting will be voted according to their terms. If you complete your proxy properly, but do not provide instructions as to how to vote your shares, your proxy will be voted "FOR" the election of all directors and "FOR" the ratification of the appointment of KPMG as the Company's independent accountants for 2001. If any other business is brought before the Annual Meeting, proxies without voting instructions will be voted, to the extent permitted by the rules and regulations of the United States Securities and Exchange Commission (the "Commission"), in accordance with the judgment of the persons voting the proxies. After providing your proxy, you may revoke it at any time before it is voted at the Annual Meeting by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Annual Meeting and giving notice of revocation. Attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

     The Company will bear the cost of preparing and soliciting proxies, including the reasonable charges and expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners of Common Shares. In addition to solicitation by mail, the Company may solicit proxies by telephone, telegraph or personally by certain directors, officers and employees of the Company and its subsidiaries without extra compensation. The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

     The Board of Directors has nominated five persons for election as directors. For terms expiring at the Annual Meeting of Shareholders in the year 2004, the nominees are Lawrence S. Doyle, Michael P. Esposito, Jr., Mark Grier and Jerry S. Rosenbloom. For a term expiring at the Annual Meeting of Shareholders in 2003, the nominee is Mary R. Hennessy. All nominees are currently directors of the Company. The Board of Directors recommends that you vote for the election of each of the nominees.

     While the Board of Directors has no reason to believe that any of the nominees will not be available to serve as a director, if for any reason any of them should become unavailable to serve as a director, the shares represented by proxies will be voted for the election of such substitute nominee(s) as may be designated by the Board of Directors.

     Set forth below is biographical information concerning each nominee for election as a director and each person who is continuing as a director, including the individual's principal occupation and the period during which such person has served as a director of the Company.

                             NOMINEES FOR DIRECTOR

     Lawrence S. Doyle, age 57, was elected President, Chief Executive Officer and a director of the Company upon its formation in December 1997. Mr. Doyle was the President and Chief Executive Officer of GCR Holdings Limited, a Bermuda-based start up reinsurer specializing in catastrophe risk, and its subsidiary Global Capital Reinsurance Limited from 1993 until their acquisition by EXEL Limited, a diversified Bermuda-based insurer and reinsurer, in 1997, whereupon Mr. Doyle became an Executive Vice President of EXEL Limited. Prior thereto, Mr. Doyle was Senior Vice President of the Hartford Insurance Group in charge of international operations, where he was employed for 27 years, the last six of which he was also the President of Hartford Fire International.

     Michael P. Esposito, Jr., age 61, was elected a director of the Company upon its formation in December 1997. He has been non-executive Chairman of the Board of XL Capital Ltd since 1995 and a director since 1986. He also serves as a director of Arch Capital Group (U.S.), Inc., formerly known as Risk Capital Holdings, Inc., Forest City Enterprises, Inc., Sedgewick CMS Holdings, Inc. and Cybersettle.com. Mr. Esposito served as Co-Chairman of Inter-Atlantic Capital Partners, Inc. from 1998 to 2000, having previously served as Vice Chairman from 1994 to 1998. Mr. Esposito served as Executive Vice President and Chief Corporate Compliance, Control and Administration Officer of The Chase Manhattan Corporation from 1992 to 1995, having previously served as Executive Vice President and Chief Financial Officer from 1987 to 1992.

     Mark Grier, age 48, was elected a director of the Company on May 27, 1998. Mr. Grier has been Executive Vice President, Corporate Governance of The Prudential Insurance Company of America, a life insurance company, since 1998. He served as the Chief Financial Officer of The Prudential Insurance Company of America from 1995 to 1997. Prior thereto, Mr. Grier served as co-head of Chase Global Markets and as an Executive Vice President of The Chase Manhattan Bank, N.A. from 1994 to 1995 and as an Executive Vice President of The Chase Manhattan Bank, Retail Banking businesses, from 1991 to 1994. He currently serves as a director of Rochester Gas & Electric Company.

     Mary R. Hennessy, age 48, was elected a director of the Company on April 27, 2000. Ms. Hennessy has been President and Chief Executive Officer of Overseas Partners, Ltd., a Bermuda based international reinsurance company, since April 1, 2000. Ms. Hennessy also serves as a Director of Overseas Partners, Ltd. Prior thereto, Ms. Hennessy served as President and Chief Operating Officer of TIG Holdings, Inc. from 1996 to 2000 and served as Chief Actuary at American Reinsurance Company from 1986 to 1996. Ms. Hennessy has been a Fellow of the Casualty Actuarial Society since 1981.

     Jerry S. Rosenbloom, age 61, was elected a director of the Company on February 19, 1998. Mr. Rosenbloom has been the Frederick H. Ecker Professor of Insurance and Risk Management at the Wharton School of the University of Pennsylvania since 1974. He currently serves as a director of Mutual Risk Management Ltd., Harleysville Insurance Group, and as a trustee of Century Shares Trust.

DIRECTORS WHOSE TERMS EXPIRE IN 2002

     Frederick S. Hammer, age 64, was elected Chairman of the Board and a director of the Company upon its formation in December 1997. Mr. Hammer has been Co-Chairman of Inter-Atlantic Capital Partners, Inc., a corporation which provides investment banking services for insurance companies and other financial services firms, since 1998. He previously served as a Vice-Chairman of Inter-Atlantic Capital Partners, Inc. from 1994 to 1998. He currently serves as a director of Medallion Financial Corporation and Tri-Arc Financial Services, Inc. Mr. Hammer served as Chairman and Chief Executive Officer of Mutual of America Capital Management Corporation from 1993 to 1994 and as President of SEI Asset Management Group from 1989 to 1993. From 1985 to 1989, Mr. Hammer was Chairman and Chief Executive Officer of Meritor Savings Bank, and prior thereto he was an Executive Vice President of The Chase Manhattan Corporation, where he was responsible for its global consumer activities.

     Robert Clements, age 67, has served as a director of the Company since February 19, 1998. Mr. Clements has been Chairman and a director of Arch Capital Group (U.S.), Inc. formerly known as Risk Capital Holdings, Inc., a global reinsurance company, since its formation in 1995. He also currently serves as an advisor to Marsh & McLennan Capital Corp., a subsidiary of J&H Marsh & McLennan Companies, Inc., and he served as Chairman of the Board and Chief Executive Officer of Marsh & McLennan Capital Corp. from 1994 to 1996. Prior thereto, he served as President of Marsh & McLennan Companies, Inc. from 1992 to 1994, having been Vice Chairman of the Board in 1991. Mr. Clements was Chairman of Marsh & McLennan Incorporated, a subsidiary of Marsh & McLennan Companies, Inc. from 1988 to 1992. Mr. Clements presently serves as a director of XL Capital Ltd, Danish Re and New Market, and serves as Chairman of the Board of the College of Insurance.

     Lee M. Gammill, Jr., age 66, has served as a director of the Company since February 19, 1998. Mr. Gammill currently serves as Chairman of the Gammill Group, a provider of financial and consulting services to the insurance industry. From 1994 to 1997, Mr. Gammill served as Vice Chairman of the Board of New York Life Insurance Company, where he was employed for more than 40 years. He currently serves as a director of Vanguard Airlines and Audiohiway.com.

     Jon W. Yoskin, II, age 61, has served as a director of the Company since February 19, 1998. Mr. Yoskin has been Chairman of the Board and Chief Executive Officer of Tri-Arc Financial Services, Inc., an insurance broker, since 1988 and has served as Chairman of the Board and Chief Executive Officer of Magellan Insurance Company, Ltd. since 1996.

DIRECTORS WHOSE TERMS EXPIRE IN 2003

     Robert M. Lichten, age 60, was elected Deputy Chairman of the Board and a director of the Company upon its formation in December 1997. Mr. Lichten has been Co-Chairman of Inter-Atlantic Capital Partners, Inc., a corporation which provides investment banking services for insurance companies and other financial services firms, since 1998. He previously served as a Vice-Chairman of Inter-Atlantic Capital Partners, Inc. from 1994 to 1998. He currently serves as a director of XL Capital Assurance, a United Stated based subsidiary of XL Capital Ltd. Mr. Lichten served as a Managing Director of Smith Barney Inc. from 1990 to 1994 and as a Managing Director of Lehman Brothers Inc. from 1988 to 1990. Prior thereto, he served as an Executive Vice President of The Chase Manhattan Corporation, where he was responsible for asset liability management and was President of The Chase Investment Bank.

     Brian M. O'Hara, age 52, was elected a director of the Company on February 19, 1998. Mr. O'Hara has been Chairman of the Board, President and Chief Executive Officer of XL Insurance, Ltd. since April 1998 and President and Chief Executive Officer and a director of XL Capital Ltd, a diversified Bermuda-based insurer and reinsurer, since 1994. Mr. O'Hara served as President and Chief Operating Officer of X.L. Insurance Company, Ltd. and as Vice Chairman of the Board of XL Capital Ltd from 1986 to 1994. Prior thereto, he served as a director and Senior Vice President and Chief Underwriting Officer of Trenwick America Group from 1979 to 1986. Mr. O'Hara is serving as a director of the Company as the nominee of XL Capital Ltd. See "Certain Relationships and Related Party Transactions".

     Walter A. Scott, age 63, was elected a director of the Company on February 19, 1998. Mr. Scott has been a director of ACE Ltd., a Bermuda-based property casualty insurance company, since 1989. He served as a consultant to ACE Ltd. from 1994 to 1996 and was Chairman of the Board, President and Chief Executive Officer of ACE Ltd. from 1991 to 1994 and was President and Chief Executive Officer of ACE Ltd. from 1989 to 1991. Prior to 1989 Mr. Scott served as Executive Vice President of Primerica Corporation and Chief Executive Officer of Associated Madison Companies. Mr. Scott currently serves as a trustee of Lafayette College.

INFORMATION CONCERNING MEETINGS AND CERTAIN COMMITTEES

     The Board of Directors held four meetings during 2000. The Board has established Executive, Finance and Investment, Audit and Compensation committees. Each committee reports to the Board.

     Executive Committee. The Board has appointed an Executive Committee to exercise all of the authority of the Board between meetings of the full Board. The Executive Committee does not, however, have authority to take any action on matters committed or reserved by Bermuda law, the Company's Bye-Laws or resolution of the Board of Directors to the full Board or another committee of the Board. The Executive Committee regularly reviews the Company's business and reports or makes recommendations to the Board thereon. The Executive Committee presently consists of five directors of the Company (Messrs. Hammer (Chairman), Doyle, Esposito, Lichten and Scott). During 2000, the Executive Committee met three times.

     Finance and Investment Committee. The Board has appointed a Finance and Investment Committee to establish and monitor the Company's investment policies and the performance of the Company's investment managers. The Finance and Investment Committee presently consists of seven directors of the Company (Messrs. Lichten (Chairman), Hammer, Esposito, Gammill and Grier, as well as Mr. Doyle, who serves as an ex-officio member). During 2000, the Finance and Investment Committee met four times.

     Audit Committee. The Board has appointed an Audit Committee to review the Company's internal administrative and accounting controls and to recommend to the Board the appointment of independent auditors. The Audit Committee presently consists of four directors of the Company (Messrs. Scott (Chairman), Hennessey, Matthews and Rosenbloom), none of whom is an officer or employee of the Company or its subsidiary. During 2000, the Audit Committee met four times.

     Compensation Committee. The Board has appointed a Compensation Committee to review the performance of corporate officers and the Company's compensation policies and procedures and to make recommendations to the Board with respect to such policies and procedures. The Compensation Committee also administers the stock option plans and incentive compensation plans of the Company. The Compensation Committee presently consists of four directors of the Company (Messrs. Esposito (Chairman), Clements, O'Hara and Yoskin), none of whom is an officer or employee of the Company or its subsidiaries. During 2000, the Compensation Committee met three times.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee is an officer or employee of the Company or its subsidiaries. No executive officer of the Company served as a director or a member of the compensation committee of another company, one of whose executive officers serves as a member of the Company's Board or Compensation Committee

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company or any subsidiaries are not paid any fees or additional compensation for services as members of the Company's Board of Directors or any committee thereof. Non-employee directors receive cash in the amount of $25,000 per annum and $1,250 per board or committee meeting attended. The Chairman of the Board and Committee Chairmen receive an additional $2,500 per annum. Non-employee directors who were not directors, officers or employees of Inter-Atlantic Capital Partners, Inc. or its affiliates received options to acquire 15,000 Common Shares upon their initial election to the Company's Board of Directors. Such options become exercisable in three equal annual installments commencing on the first anniversary of the date of grant. On the date of each annual meeting of the Company's shareholders, each non-employee director whose term as a director has not ended as of the date of such annual meeting will receive options to acquire 2,500 Common Shares. Such options will be immediately exercisable if granted after April 8, 1999 and will have an exercise price equal to the fair market value of the Common Shares on the date of grant. All directors are reimbursed for travel and other expenses incurred in attending meetings of the Board or committees thereof.

         THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE ELECTION OF
                       EACH OF THE NOMINEES FOR DIRECTOR.

                                  PROPOSAL TWO

                            APPOINTMENT OF AUDITORS

     The firm of KPMG served as the Company's independent accountants for 2000. The Audit Committee has recommended to the Board and the Board has approved KPMG as the Company's independent accountants for 2001. The Board asks you to appoint KPMG to serve as the Company's independent accountants for 2001. The affirmative vote of holders of a majority of the outstanding Common Shares present, in person or by proxy, at the Annual Meeting and entitled to vote is required to appoint KPMG. If a majority of the votes cast on this matter are not cast in favor of the appointment of KPMG, the Company will select other independent accountants as soon as practicable.

     A representative of KPMG is expected to be present at the Annual Meeting and will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she so desires.

       THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE APPOINTMENT OF
            KPMG AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR 2001.

                                 PROPOSAL THREE

                                 OTHER MATTERS

     The Board of Directors knows of no matters to be presented for action at the Annual Meeting other than those set forth in the attached notice and customary procedural matters. However, if any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof, the proxies solicited hereby will be voted on such matters, to the extent permitted by the rules and regulations of the Commission and Bermuda law, in accordance with the judgment of the persons voting such proxies.

                             ADDITIONAL INFORMATION

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and certain other officers, as well as persons beneficially owning more than ten percent of a registered class of the Company's equity securities (collectively, the "Covered Persons") to file reports of ownership and changes in ownership of the Company's securities with the Commission. Copies of such reports also must be provided to the Company. Based solely upon the Company's review of the reports provided to the Company, and written representations of Covered Persons that no other reports were required, to the Company's knowledge, all of the Section 16(a) filings required to be made by Covered Persons for 2000 were made on a timely basis.

EXECUTIVE OFFICERS

     The following provides the name, principal occupation and other pertinent information concerning certain executive officers of the Company who do not also serve as Directors. (Information concerning Mr. Doyle is set forth above.) There are no arrangements or understandings between the executive officers and any other person pursuant to which the executive officers were selected, other than the employment agreements more fully described herein.

     Robert J. Reale, age 44, has been Senior Vice President and the Chief Underwriter of the Company since 1998. Mr. Reale, who has over 21 years of experience in the insurance and reinsurance industries, was a consultant at Tillinghast Towers Perrin, a consulting and actuarial company, from 1997 to 1998. He served as a Vice President of Swiss Re Life & Health America, Inc. from 1989 to 1997 and as the President of Swiss-Am Reassurance Company and Atlantic International Reinsurance Company (Barbados), two companies affiliated with Swiss Re, from 1995 to 1996. Mr. Reale has been a Fellow of the Society of Actuaries since 1986.

     William W. Atkin, age 53, has been Senior Vice President, Chief Financial Officer, Treasurer and Secretary of the Company since 1998. Mr. Atkin, who has over 30 years of experience, served from 1987 to 1998 as an Executive Vice President and the Chief Financial Officer of Security Mutual Life Insurance Company of New York, where he was employed for 24 years. Mr. Atkin also served as a director of such company from 1990 to 1998. Mr. Atkin has been a Certified Public Accountant since 1972, a Chartered Life Underwriter since 1978 and a Chartered Accountant since 1999.

     Bryan Featherstone, age 47, has been President and Chief Executive Officer of Annuity & Life Re America, Inc., a wholly owned subsidiary of the Company, since 1999. Mr. Featherstone, who has over 25 years of experience in the insurance and reinsurance industries, served from 1995 to 1999 as an Executive Vice President and Chief Actuary of Life Reassurance Corp., where he was employed for 11 years. Prior thereto Mr. Featherstone was employed by Connecticut Mutual Life Insurance Company for 13 years serving in various actuarial positions. Mr. Featherstone has been a Fellow of the Society of Actuaries since 1980.

EXECUTIVE COMPENSATION

     The following table sets forth certain information for the Company's last three fiscal years concerning the annual and long-term compensation paid to the Company's Chief Executive Officer and four other most highly compensated executive officers (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                            LONG-TERM
                                                                 ANNUAL COMPENSATION                   COMPENSATION AWARDS
                                                   -----------------------------------------------   -----------------------
                                                                                   OTHER       RESTRICTED   SECURITIES
                                                                                   ANNUAL         STOCK     UNDERLYING
NAME                      PRINCIPAL POSITION       YEAR     SALARY    BONUS    COMPENSATION(1)    AWARD      OPTIONS    COMPENSATION
----                   -------------------------  -------  --------  --------  ---------------  ----------  ----------  ------------
Lawrence S. Doyle....  President and Chief          2000     $479,167   $825,000    $120,000                   864,999     $47,916
                       Executive Officer            1999     $370,833   $750,000    $120,000                   764,999     $37,083
                                                    1998     $322,550   $400,000    $ 79,166          --       764,999     $26,250
Robert J. Reale......  Senior Vice President        2000     $266,667   $300,000    $116,666                   228,499     $26,667
                       and Chief Underwriter        1999     $220,833   $325,000    $ 99,996                   178,499     $22,083
                                                    1998     $183,333   $224,993    $ 70,831          --       178,499     $15,000
William W. Atkin.....  Senior Vice President,       2000     $203,000   $190,000    $108,333                   142,499     $20,300
                       Chief Financial Officer,     1999     $190,833   $150,000    $ 99,996                   127,499     $19,083
                       Treasurer and Secretary      1998     $142,500   $110,000    $ 70,831          --       127,499     $13,500
Richard Tucker.......  Vice President               2000     $196,667   $190,000    $120,000                    86,666     $19,667
                                                    1999     $177,500   $180,000    $120,000                    66,666     $17,750
                                                    1998     $130,625   $120,000    $ 83,836          --        66,666     $12,375
Gary W. Scofield.....  Vice President               2000     $180,833   $230,000    $116,667                    70,000     $18,033
                                                    1999     $160,000   $240,000    $ 99,996                    30,000     $16,000
                                                    1998           --         --          --          --            --          --

---------------
(1) The amounts listed represent monthly housing and travel allowances paid pursuant to employment agreements.

(2) The amounts listed represent payments to the Company's defined contribution retirement program.

                             OPTION GRANTS IN 2000

                            NUMBER OF                                                   POTENTIAL REALIZABLE VALUE AT
                             COMMON      PERCENT OF                                     ASSUMED ANNUAL RATE OF COMMON
                             SHARES        TOTAL                                     SHARE PRICE APPRECIATION FOR OPTION
                           UNDERLYING     OPTIONS     EXERCISE                                     TERM(3)
                             OPTIONS     GRANTED TO   PRICE PER                      -----------------------------------
NAME                       GRANTED(1)    EMPLOYEES    SHARE(2)    EXPIRATION DATE          5%                  10%
----                       -----------   ----------   ---------   ---------------    ---------------     ---------------
Lawrence S. Doyle........    100,000       32.26       22.375      March 1, 2010       $1,407,141          $3,565,993
Robert J. Reale..........     50,000       16.13       22.375      March 1, 2010       $  703,571          $1,782,997
William W. Atkin.........     15,000        4.84       22.375      March 1, 2010       $  211,071          $  534,899
Richard Tucker...........     20,000        6.45       22.375      March 1, 2010       $  281,429          $  713,199
Gary Scofield............     40,000       12.90       22.375      March 1, 2010       $  562,856          $1,426,397

---------------
(1) The options become exercisable in equal increments on each of March 1, 2001, 2002 and 2003. Vesting will be accelerated upon the officer's death or disability and upon a change of control of the Company (as such terms are defined in the Plan and option agreements). All stock options were approved in March 2000.

(2) Amount represents the exercise price per share of Common Stock, which is the closing price of the Common Stock on the date of the grant.

(3) The assumed annual rates of Common Share price appreciation have been provided for illustrative purposes only in accordance with the rules and regulations of the commission and should not be construed as projected appreciation rates for the price of the Common Shares.

      AGGREGATED OPTION EXERCISES IN 2000 AND 2000 YEAR-END OPTION VALUES

                                                      NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                           SHARES                  OPTIONS AT FISCAL YEAR-END         AT FISCAL YEAR-END(1)
                         ACQUIRED ON    VALUE     -----------------------------    ----------------------------
NAME                      EXERCISE     REALIZED   EXERCISABLE     UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                     -----------   --------   -----------     -------------    -----------    -------------
Lawrence S. Doyle......      --          --         509,999          355,000       $8,638,363      $5,275,490
Robert J. Reale........      --          --         118,999          109,500       $2,015,605      $1,485,961
William W. Atkin.......      --          --          85,000           57,499       $1,439,696      $  863,431
Richard Tucker.........      --          --          44,444           42,222       $  752,792      $  567,656
Gary Scofield..........      --          --          20,000           50,000       $  148,760      $  456,900

---------------
(1) The value of the unexercised options is based on the difference between the exercise price and the closing price of the Common Shares as of December 31, 2000.

EMPLOYMENT CONTRACTS

     The Company has entered into employment agreements with each of the Named Officers. The employment agreements were approved by the Board of Directors and are for initial terms of three years, with consecutive one year terms thereafter, subject to three months' advance notice by either party of a decision not to renew.

     Each employment agreement provides that if the Named Officer is terminated by the Company for serious cause or the Named Officer resigns without good reason, the Named Officer will forfeit all bonus amounts for the then current fiscal year, and the Company will be liable to the Named Officer only for accrued but unpaid salary, accrued but unpaid bonuses from a prior fiscal year and reimbursable business expenses incurred prior to the termination. If the employment of Mr. Doyle is terminated by the Company without serious cause or by Mr. Doyle with good reason, the Company will continue to pay Mr. Doyle's base salary for a period of 18 months from such termination. If the employment of Messrs. Reale, Tucker or Scofield is terminated by the Company without serious cause or by Messrs. Reale, Tucker or Scofield with good reason, the Company will continue to pay Messrs. Reale's, Tucker's or Scofield's base salary, as the case may be, for a period of one year from such termination. If the employment of Mr. Atkin is terminated by the Company without serious cause or by Mr. Atkin with good reason, the Company will pay Mr. Atkin not less than $15,000 per month for a period of one year from such termination. Additionally, in each such case, Messrs. Doyle, Reale, Atkin, Tucker and Scofield shall be entitled to any accrued but unpaid salary, any earned but unpaid bonuses from a prior fiscal year, reimbursement of business expenses incurred prior to the termination, travel and housing allowances for six months after the date of termination and reasonable relocation expenses from Bermuda to the United States.

     Pursuant to each of the employment agreements, upon a change in control of the Company, the Named Officers' respective options to purchase Common Shares of the Company will become exercisable immediately, and if their employment with the Company is terminated without serious cause, or if they terminate their employment with the Company for good reason within one year following a change in control, they will be entitled to receive a lump sum payment equal to two times their respective annual base salaries as of the date of termination, travel and housing allowances for one year from the date of termination, reasonable relocation expenses from Bermuda to the United States plus an amount equal to any income taxes payable by them by reason of such payments occurring in connection with a change of control.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee recommends the Company's compensation policies and procedures to the Board of Directors, reviews performance of Company officers, approves base salary levels and administers the Company's Stock Option Plan and other incentive compensation plans.

     The Board of Directors and the Compensation Committee believe that the Company's success requires a small, highly motivated and professional staff. The compensation policies, therefore, are designed to attract, retain and motivate such a staff by providing competitive levels of compensation, rewarding superior corporate performance, and recognizing individual initiative and achievements.

     The Executive Compensation Program adopted by the Compensation Committee combines base salary, annual bonus and long-term incentive in the form of a stock ownership program. Base salaries are governed by employment agreements negotiated between the Company and senior management. Base salary levels and adjustments thereto are based on individual responsibilities and performance expectation as to future contributions, market salary rates and cost of living factors. Annual bonus compensation includes a substantial at-risk component, to provide a link between Company and individual performance. To further align the interests of senior management with the interests of shareholders, the program provides management with a significant stock ownership component to their compensation program through the Company's Stock Option Plan.

     Awards under the Annual Bonus Plan are based on individual and corporate performance during the prior fiscal year in relationship to established performance targets. Factors taken into consideration in making awards include, but may not be limited to, share performance relative to a peer group or other index, revenue and business growth, investment management results and return on shareholder equity. The most heavily weighted factor is the growth of operating income.

     The bonuses awarded to the Company's senior management for 2000 followed the principles outlined in the preceding paragraphs. The Compensation Committee judged that senior management bonuses for 2000 were consistent with the level of accomplishment and appropriately reflected individual and Company performance in 2000.

     The Company adopted the Initial Stock Option Plan to provide stock options to employees as a means of creating long-term compensation incentives. Option grants are made at fair market value on the date of grant and vest cumulatively to the extent of one third of the amount granted on each of the first three anniversary dates of the effective date of such grants.

     Mr. Doyle's base salary for 2000 was determined by the Compensation Committee's evaluation of his contribution toward creation of shareholder value and the competitive market for the services of individuals possessing Mr. Doyle's skills and experience. Mr. Doyle's bonus award for 2000 was determined based upon the same measures used for all senior management of the Company, including but not limited to, the share performance for the Company relative to performance indices, revenue and business growth, investment management results, return on shareholder equity and the growth of the Company's operating income.

     Since April 8, 1998, the date of the Company's initial public offering, the increase in the value of the Company's common shares from the initial public offering price has significantly outperformed both the Standard & Poor's 500 Stock Index and the Standard & Poor's Life/Health Index.

                                          THE COMPENSATION COMMITTEE

                                          Michael P. Esposito, Jr. (Chairman)
                                          Robert Clements
                                          Brian M. O'Hara
                                          Jon W. Yoskin, II

PERFORMANCE GRAPH

     The graph set forth below compares the cumulative total returns to holders of Common Shares of the Company with the cumulative total return of the Standard & Poor's 500 Index and the Standard & Poor's Life/Health Index for the period beginning April 8, 1998, the date of the Company's initial public offering, through December 31, 2000. The Company discontinued the inclusion of a Peer Group Index from the performance graph. It was determined that the cumulative total returns of the Peer Group Index did not materially differ from that of the Standard & Poor's Life/Health Index. As presented in last year's proxy statement the Peer Group Index was comprised of American General Corp., ARM Financial Group, Inc., Conseco, Inc., The Equitable Companies Incorporated, ESG Re Limited, Jefferson-Pilot Corporation, Lincoln National Corporation, Nationwide Financial Services, Inc., Protective Life Insurance Company, ReliaStar Life Insurance Company of New York, Reinsurance Group of America and Scottish Annuity and Life Holdings, Ltd. The indices are included for comparative purposes only. They do not necessarily reflect management's opinion that such indices are an appropriate measure of relative performance of the Company's Common Shares, and are not intended to forecast or be indicative of future performance of the Common Shares. The graph assumes that the value of the investment in the relevant stock or index was $100 on April 8, 1998 and that all dividends were reinvested. The closing market price of the Company's Common Shares on December 31, 2000 was $31.938 per share.
[PERFORMANCE GRAPH]

                                                    ANNUITY AND LIFE                S & P 500             INSURANCE-LIFE/HEALTH
                                                    ----------------                ---------             ---------------------
1997                                                     100.00                      100.00                      100.00
1998                                                     180.28                      112.84                       92.74
1999                                                     175.58                      136.59                       79.75
2000                                                     215.99                      124.15                       90.76

AUDIT COMMITTEE REPORT

     In connection with the financial statements for the year ended December 31, 2000, the Audit Committee reviewed and discussed the audited financial statements with management; discussed with the auditors the results of their audit and the matters required by Statement of Auditing Standard No. 61; and received from and discussed with the auditors the information required to determine the auditors' independence. Based on the results of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K filed with the SEC.

     The Board has adopted a written charter setting out the functions the Committee is to perform. A copy of that charter is attached to this proxy statement as Appendix A. We confirm that the members of the Audit Committee are independent as outlined in the Charter and as defined in the NASDAQ listing standards.

     During the year ended December 31, 2000 our independent auditors, KPMG, rendered to the Company the following audit and non audit services:

     Audit Services -- The aggregate fees charged to the Company by KPMG for its audit of our 2000 financial statements and for its review of our financial statements included in our quarterly reports on Form 10-Q for 2000 were approximately $149,000.

     Financial Information Systems Design and Implementation Services -- There were no services provided or fees charged for information technology services in 2000.

     All Other Fees -- The aggregate fees charged to the Company for tax and other advisory services were approximately $6,000 in 2000.

The Audit Committee has considered the nature of the services provided by KPMG and has determined that those services are consistent with and compatible with the provision of independent audit services.

                                          THE AUDIT COMMITTEE

                                          Walter A. Scott (Chairman)
                                          Mary C. Hennessey
                                          Donald J. Matthews
                                          Jerry S. Rosenbloom

PRINCIPAL SHAREHOLDERS

     The table below sets forth, as of March 14, 2001, certain information regarding the beneficial ownership of Common Shares by (a) each shareholder known to the Company to be the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, of more than 5% of the Common Shares, based upon Company records or the records of the Commission, (b) each director of the Company, (c) each of the Named Officers, and (d) all executive officers and directors of the Company as a group. Each of the shareholders named below has sole voting power and sole investment power with respect to the shares indicated as beneficially owned, unless otherwise indicated. Information regarding beneficial ownership of shareholders that are not directors and/or officers of the Company is based on filings with the Commission available to the Company.

                                                               NUMBER      PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNERS(1)                      OF SHARES    OF CLASS
----------------------------------------                      ---------    --------
XL Capital Ltd.(2)..........................................  3,176,880      11.1%
Citgroup Inc................................................  2,139,885       7.5
Wellington Management Company, LLP..........................  1,941,750       6.8
Overseas Partners, Ltd.(3)..................................  1,898,050       6.6
Neuberger Berman, LLC.......................................  1,680,804       5.9
Mellon Financial Corp.......................................  1,677,600       5.9
Capital Research & Management...............................  1,338,200       4.7
Lawrence S. Doyle(4)........................................    872,306       3.1
Michael P. Esposito, Jr.(5).................................    649,624       2.3
Frederick S. Hammer(6)......................................    462,140       1.6
Robert M. Lichten(7)........................................    292,834       1.0
Robert J. Reale(8)..........................................    216,442         *
William W. Atkin(9).........................................     90,277         *
Richard Tucker(10)..........................................    108,793         *
Robert Clements(11).........................................     49,500         *
Donald J. Matthews(12)......................................     29,500         *
Jerry S. Rosenbloom(12).....................................     29,500         *
Walter A. Scott(12).........................................     34,500         *
Gary Scofield(13)...........................................     34,333         *
Bryan J. Featherstone(14)...................................     25,333         *
Lee M. Gammill, Jr.(12).....................................     25,000         *
Jon W. Yoskin, II(12).......................................     23,700         *
Brian M. O'Hara(12).........................................     21,500         *
Mark Grier(12)..............................................     19,500         *
Mary C. Hennessey(15).......................................      5,000         *
                                                              ---------      ----
All directors and executive officers as a group (eighteen
  persons)(16)..............................................  2,988,782      10.6%

---------------
  *  Less than 1%.

 (1) The address for XL Capital Ltd is Cumberland House, One Victoria Street, P.O. Box HM2245, Hamilton, HM JX, Bermuda. The address for Citigroup Inc. is 153 East 53rd Street, New York, New York 10043. The address for Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109. The address for Overseas Partners, Ltd. is Mintflower Place, 8 Par-la-Ville Road, PO Box HM 1581, Hamilton HM 08 Bermuda. The address for Neuberger Berman LLC is 605 Third Avenue, New York, New York 10158. The address for Mellon Financial Corp. is One Mellon Center, 500 Grant Street, Pittsburgh, Pennsylvania 15228. The address for Capital Research and Management is 333 South Hope Street, Los Angeles, California 90071. The address for each other beneficial owner is c/o Annuity and Life Re (Holdings), Ltd., Cumberland House, 1 Victoria Street, P.O. Box HM 98, Hamilton, HM 11, Bermuda.

 (2) Includes 200,000 Common Shares issuable upon exercise of Class B Warrants, which are currently exercisable.

 (3) Includes 125,000 Common Shares issuable upon exercise of Class B Warrants, which are currently exercisable.

 (4) Includes 798,332 Common Shares issuable upon exercise of options, which are currently exercisable. Does not include 66,667 Common Shares issuable upon exercise of options, which are not currently exercisable.

 (5) Includes 4,500 Common Shares issuable upon exercise of options, which are currently exercisable. Includes 117,500 Common Shares held by M.A.&M. Esposito Company and Red Towers Securities, companies in which Mr. Esposito has voting control. Includes 506,624 Common Shares issuable upon exercise of Class A Warrants which are currently exercisable. Also, does not include 150,000 Common Shares issuable upon exercise of Class A Warrants owned by adult children of Mr. Esposito, as to which he disclaims beneficial ownership.

 (6) Includes 4,500 Common Shares issuable upon exercise of options, which are currently exercisable. Includes 437,640 Common Shares issuable upon exercise of Class A Warrants which are currently exercisable. Also does not include 218,983 Common Shares issuable upon exercise of Class Warrants owned by certain trusts for the benefit of Mr. Hammer's children and grandchildren, as to which he disclaims beneficial ownership.

 (7) Includes 4,500 Common Shares issuable upon exercise of options, which are currently exercisable. Includes 278,334 Common Shares issuable upon exercise of Class A Warrants which are currently exercisable. Also does not include 203,288 Common Shares issuable upon exercise of Class Warrants owned by certain trusts for the benefit of Mr. Lichten's children and grandchildren, as to which he disclaims beneficial ownership.

 (8) Includes 195,165 Common Shares issuable upon exercise of options, which are currently exercisable. Does not include 33,334 Common Shares issuable upon exercise of options, which are not currently exercisable.

 (9) Includes 68,700 Common Shares issuable upon exercise of options, which are currently exercisable. Does not include 10,000 Common Shares issuable upon exercise of options, which are not currently exercisable. Also does not include 63,749 Common Shares issuable upon exercise of options, which are currently exercisable and owned by Mr. Atkin's wife, as to which Mr. Atkin disclaims beneficial interest.

(10) Includes 73,332 Common Shares issuable upon exercise of options, which are currently exercisable. Does not include 13,334 Common Shares issuable upon exercise of options, which are not currently exercisable.

(11) Includes 19,500 Common Shares issuable upon exercise of options, which are currently exercisable. Mr. Clements has transferred certain shares to a family-owned entity.

(12) Includes 19,500 Common Shares issuable upon exercise of options, which are currently exercisable.

(13) Includes 33,333 Common Shares issuable upon exercise of options, which are currently exercisable. Does not include 36,667 Common Shares issuable upon exercise of options, which are not currently exercisable.

(14) Includes 23,333 Common Shares issuable upon exercise of options, which are currently exercisable. Does not include 46,667 Common Shares issuable upon exercise of options, which are not currently exercisable.

(15) Includes 5,000 Common Shares issuable upon exercise of options, which are currently exercisable. Does not include 10,000 Common Shares issuable upon exercise of options, which are not currently exercisable.

(16) Includes 1,297,598 Common Shares issuable upon exercise of Warrants that are currently exercisable and 1,291,745 Common Shares issuable upon exercise of options that are currently exercisable.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     XL Capital Ltd and Overseas Partners, Ltd. each have the right to nominate one person for the election as a director of the Company for so long as they own at least 500,000 Common Shares. In exchange for such right (and during any period after such person's designation but before his or her election), neither XL Capital nor Overseas Partners will vote or permit any of the Common shares beneficially owned by it to be voted for the election of any director of the Company, other than the nominee selected by it. Brian M. O'Hara is the President and Chief Executive Officer of XL Capital, Ltd. and is the formal nominee of XL Capital, Ltd. Mary R. Hennessy is the President and Chief Executive Officer of Overseas Partners, Ltd., but has not been designated by Overseas Partners, Ltd. as its formal nominee.

     Michael P. Esposito, Jr., a director of the Company, currently serves as the non-executive Chairman of the Board of XL Capital Ltd, and Robert Clements, a director of the Company, currently serves as a director of XL Capital Ltd Robert M. Lichten, a director of the Company, serves as a director of a United States-based subsidiary of XL Capital Ltd.

     During 1998, Messrs. Lawrence S. Doyle, Robert J. Reale and William W. Atkin all of whom are officers of the Company purchased an aggregate total of 113,476 Common Shares from the Company. The Company made loans to Messrs. Doyle, Reale and Atkin, in the amounts of $500,000, $225,000 and $225,000, respectively, to partially finance such purchases. Such loans bear interest at 7% per annum. As of March 14, 2001 and during the year 2000, the aggregate principal amount outstanding under such loans was $500,000, $150,000 and $150,000 for Messrs. Doyle, Reale and Atkin, respectively, plus accrued interest. The outstanding loans and accrued interest must be repaid by April 2003.

PROPOSALS OF SHAREHOLDERS

     In order to be eligible for inclusion in the Company's proxy materials for the 2002 Annual Meeting of Shareholders, shareholder proposals to take action at such meeting must comply with applicable Commission rules and regulations, must be directed to the Secretary of the Company at its office set forth on page one of this Proxy Statement and must be received by the Company not later than December 1, 2001. Where a shareholder does not seek inclusion of a proposal in the proxy material and submits a proposal outside of the process described in Rule 14a-8 of the Securities Exchange Act of 1934, the proposal must be received by February 15, 2002, in which case the Company is not required to include the proposal in its proxy materials.

MISCELLANEOUS

     The Company, upon request, will furnish to record and beneficial holders of its Common Shares, free of charge, a copy of its Annual Report on Form 10-K (including financial statements but without exhibits and schedules) for fiscal 2000. Copies of exhibits to the Form 10-K also will be furnished upon request and the payment of a reasonable fee. All requests should be directed to the Secretary, at the offices of the Company set forth on page one of this Proxy Statement.

                                          By Order of the Board of Directors,

                                          WILLIAM W. ATKIN
                                          Senior Vice President and Secretary

March 29, 2001

                                                                       EXHIBIT A

                      ANNUITY AND LIFE RE (HOLDINGS), LTD.

                                AUDIT COMMITTEE
                                    CHARTER

AUDIT COMMITTEE COMPOSITION

     The Committee shall consist of at least four independent directors, as defined by the NASD. The quorum for a meeting requires that at least three directors shall be present physically.

PURPOSES/FUNCTIONS OF THE AUDIT COMMITTEE

     The Committee was established by the Board of Directors to provide oversight of the financial reporting process, the integrity of the financial statements of the Company, the system of internal controls and the audit process, including the independence and performance of the Company's independent auditors. The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as it considers appropriate given the circumstances:

     - Review with management and the independent auditors the structure and effectiveness of the Company's internal controls.

     - Review with management and the independent auditors, respectively, the Company's audited financial statements to be included in the Company's annual report on Form 10-K (or the annual report to shareholders if distributed before the filing of Form 10-K) including major issues regarding accounting principles and practices, financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

     - Review and consider with the independent auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61, as amended or supplemented;

     - Confirm that the independent auditors have, prior to the Company's filing of Form 10-Q, reviewed the Company's interim financial results to be included in the Company's quarterly reports to be filed with the Securities and Exchange Commission;

     - Request from the independent auditors annually a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1;

     - Discuss with the independent auditors any such disclosed relationships and their impact on the independence of the independent auditors;

     - If, as a result of such written statement or discussions, the Committee deems it advisable, recommend that the Board take appropriate action to oversee the independence of the independent auditors; and

     - The Committee, subject to any action that may be taken by the Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the independent auditors.

     - Review the adequacy of this Charter annually and recommend its adoption including any proposed changes to the Board of Directors for approval.

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Additionally, the Committee and the Board recognize that financial management, including the internal accounting staff, as well as the independent auditors, have more time and knowledge and more detailed information concerning the Company than do the Committee members; consequently, in carrying out its responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certificate as to the independent auditors' work. It is not the duty of the Committee to conduct investigations to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations.

AUTHORITY

     The Committee is authorized by the Board of Directors to investigate any activity in the areas defined in the previous section. It is authorized to seek any information it requires from any employee. All employees are directed to cooperate with any request made by the Committee. The Committee shall have direct access to the independent auditors, and may, at the Company's expense, retain such other advisors as it considers appropriate.

RESPONSIBILITIES

     Specific duties of the Audit Committee in performing these responsibilities shall include, but not be limited to, the following:

          1. Examine the manner in which management monitors the adequacy of the Company's accounting and internal controls systems.

          2. Discuss with the external auditor independent auditors the nature, scope and timing of the audit of the Company before it commences.

          3. Discuss any issues arising from the annual audit and any matters that independent auditors or the Committee may wish to discuss (in the absence of management where necessary), including matters required to be discussed by SAS No. 61. Such matters may include, where appropriate:

             (a) The nature and resolution of any significant or unusual accounting and auditing problems encountered during the audit.

             (b) The nature of any significant adjustments, reclassifications, or additional disclosures proposed by the auditors that is currently significant or which are expected to become significant in the future.

             (c) The nature and impact of the initial selection of and changes in significant accounting policies or their application.

             (d) The independent auditors' views concerning any significant auditing and accounting matters that were the subject of consultation between management and other accountants.

             (e) The independent auditors' observations on the internal control structure.

          4. Review the external auditors' management letter arising from the annual audit and management's responses thereto.

          5. The Committee will at least annually meet in separate executive sessions with the independent auditors, in the absence of management, and the Chief Financial Officer.

          6. Perform other oversight functions as requested by the Board of Directors.

REPORTING

     The Committee shall keep a record of its proceedings and report to the Board at the next Directors' meeting.

                      ANNUITY AND LIFE RE (HOLDINGS), LTD.

P         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
R
O             PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
X                     PROMPTLY USING THE ENCLOSED ENVELOPE
Y

          The undersigned, revoking all prior proxies, hereby appoints Lawrence
     S. Doyle and William W. Atkin, or either of them, or failing them, the Chairman of the Annual Meeting, as the undersigned's proxies, with full power of substitution, to vote all the common shares of Annuity and Life Re (Holdings), Ltd. (the "Company") standing in the name of the undersigned on the Company's books on March 7, 2001, at the Annual Meeting of Shareholders of the Company to be held on April 26, 2001 at 9:00 a.m. at the Elbow Beach Hotel, 60 South Shore Road, Paget, PG 04, Bermuda, or at any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

                                                                   SEE REVERSE
                                                                      SIDE
-------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *

[X] Please mark your
    votes as in this
    example.
THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY DELIVERED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

1. Election of     FOR    WITHHELD  Nominees:               2. To appoint KPMG as the   FOR   AGAINST  ABSTAIN
   Directors       / /      / /     Lawrence S. Doyle          Company's independent    / /     / /      / /
                                    Michael P. Esposito, Jr.   accountants for 2001.
For, except vote withheld from the  Mark Grier
following nominees(s):              Mary R. Hennessy
                                    Jerry S. Rosenbloom

___________________________________                          In their discretion, the proxies are authorized
                                                             to vote upon such other matters as may properly come
                                                             before the meeting or any adjournment or postponement
                                                             thereof.

CHANGE OF ADDRESS AND OR
COMMENTS MARK HERE            / /

The signature on this proxy should correspond exactly with the shareholder's name as printed to the left. In the case of joint tenancies, co-executors or co-trustees, all should sign. Persons signing as attorney, executor, administrator, trustee or guardian should indicate their full title. Please sign, date and return this Proxy in the enclosed postage paid envelope.


_______________________________________________________________________

_______________________________________________________________________
SIGNATURE(S)                                     DATE


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                            * FOLD AND DETACH HERE *